UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                              SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant:     /X/
Filed by a Party other than the Registrant:  /  /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to 240.14a-110 or 240.14a-12

                            ENERGIZER HOLDINGS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee Was paid previously. Identify the previous filing by registration Statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                [ENERGIZER LOGO]


                            ENERGIZER HOLDINGS, INC.
                         533 MARYVILLE UNIVERSITY DRIVE
                            ST. LOUIS, MISSOURI 63141

Dear  Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Energizer Holdings, Inc. to be held at 2:30 p.m. on Monday, January 27, 2003 at Energizer World Headquarters, 533 Maryville University Drive, St. Louis, Missouri 63141.

We hope you will attend in person. If you plan to do so, please bring the enclosed Shareholder Admittance Ticket with you.

Whether you plan to attend the meeting or not, we encourage you to read this Proxy Statement and vote your shares. You may sign, date and return the enclosed proxy as soon as possible in the postage-paid envelope provided, or you may vote by telephone or via Internet. However you decide to vote, we would appreciate your voting as soon as possible.

We  look  forward  to  seeing  you  at  the  Annual  Meeting!


                                [J. PATRICK MULCAHY SIG]

                                  J. PATRICK MULCAHY
                               Chief Executive Officer

December  9,  2002

                            ENERGIZER HOLDINGS, INC.
                         533 MARYVILLE UNIVERSITY DRIVE
                            ST. LOUIS, MISSOURI 63141


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To  the  Shareholders:

     The Annual Meeting of Shareholders of Energizer Holdings, Inc. will be held at 2:30 p.m. on Monday, January 27, 2003, at Energizer World Headquarters, 533 Maryville University Drive, St. Louis, Missouri 63141.

     The  purpose  of  the  meeting  is  to:

1. elect four directors to serve three-year terms ending at the Annual Meeting held in 2006, and one director to serve a one-year term ending at the Annual Meeting held in 2004, or until their respective successors are elected and qualified;

and  to  act  upon  such  other matters as may properly come before the meeting.

     You may vote if you are a shareholder of record on November 22, 2002. It is important that your shares be represented and voted at the Meeting. Please vote in one of these ways:

-     USE  THE  TOLL-FREE  TELEPHONE  NUMBER  shown  on  the  proxy  card;

-     VISIT  THE  WEB SITE noted on your proxy card to vote via the Internet; OR

- MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.

                                     By Order of the Board of Directors,

                                     [TIMOTHY L GROSCH SIG]

                                      Timothy L. Grosch
                                      Secretary

December  9,  2002

PROXY  STATEMENT-VOTING  PROCEDURES
--------------------------------------------------------------------------------

YOUR  VOTE  IS  VERY  IMPORTANT

The Board of Directors is soliciting proxies to be used at the 2003 Annual Meeting. This proxy statement and the form of proxy will be mailed to shareholders beginning December 9, 2002.

WHO  CAN  VOTE

Record holders of Energizer Holdings, Inc. Common Stock on November 22, 2002 may vote at the meeting. On November 22, 2002, there were 88,532,668 shares of Common Stock outstanding. The shares of Common Stock held in the Company's treasury will not be voted.

HOW  YOU  CAN  VOTE

There  are  three  voting  methods:

- Voting by Mail. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

- Voting by Telephone. You can vote your shares by telephone by calling the toll-free telephone number on your proxy card.

- Voting by Internet. You can also vote via the Internet. The web site for Internet voting is on your proxy card, and voting is available 24 hours a day.

If you vote by telephone or via the Internet you should not return your proxy card.

HOW  YOU  MAY  REVOKE  OR  CHANGE  YOUR  VOTE

You  can  revoke  your  proxy  at any time before it is voted at the meeting by:

-     sending  written  notice  of  revocation  to  the  Secretary;

-     submitting another proper proxy by telephone, Internet or paper ballot; or

- attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor from the holder of record, to be able to vote at the meeting.

GENERAL  INFORMATION  ON  VOTING

You are entitled to cast one vote for each share of Common Stock you own on the record date. Shareholders do not have the right to vote cumulatively in electing directors. The election of each director nominee must be approved by a majority of shares entitled to vote and represented at the Annual Meeting in person or by proxy. Shares represented by a proxy marked "abstain" on any matter, or that provide that a vote be withheld with respect to the election of any one or more of the nominees for election as directors, will be considered present at the Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have voted in favor of the proposal or nominee. Therefore, any proxy marked "abstain" will have the effect of a vote against the matter. Shares represented by a proxy as to which there is a "broker non-vote" (for example, where a broker does not have discretionary authority to vote the shares), will be considered present at the meeting for purposes of determining a quorum, but will have no effect on the vote.

All shares that have been properly voted-whether by telephone, Internet or mail-and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed proxy card will have the discretion to vote on those matters for you. At the date this proxy statement went to press, no other matters had been raised for consideration at the Annual Meeting.

VOTING  BY  PARTICIPANTS  IN  THE  COMPANY'S  OR
NESTLE  PURINA  PETCARE  COMPANY  SAVINGS
INVESTMENT  PLAN

If you participate in the Company's Savings Investment Plan or in the Nestle Purina PetCare Company Savings Investment Plan and had an account in the Energizer Common Stock Fund on November 14, 2002, the proxy will also serve as voting instructions to the trustee for both plans, Vanguard Fiduciary Trust Company, an affiliate of The Vanguard Group of Investment Companies, for the shares of Common Stock credited to your account on that date. If the trustee does not receive directions with respect to any shares of Common Stock held in a plan, it will vote those shares in the same proportion as it votes shares in that plan for which directions were received.

COSTS  OF  SOLICITATION

The Company will pay for preparing, printing and mailing this proxy statement. We have engaged Georgeson & Company, Inc. to help solicit proxies from shareholders for a fee of $11,000 plus its expenses. Proxies may also be solicited personally or by telephone by regular employees of the Company without additional compensation, as well as by employees of Georgeson. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

COMPLIANCE  WITH  SECTION  16(A)  REPORTING

The rules of the Securities and Exchange Commission require that the Company disclose late filings of reports of stock ownership and changes in stock ownership by its directors and executive officers. Mr. F. Sheridan Garrison inadvertently failed to file a Form 4 for the month of November, 2001 to disclose an acquisition of Energizer Stock, but corrected it by a late Form 4 for that month, which was filed on January 4, 2002. As a result of a Company clerical error, Mr. Daniel J. Sescleifer and Mr. Joseph W. McClanathan both inadvertently failed to disclose an employee option grant on September 23, 2002, but each corrected it by a late Form 4 filing on November 5, 2002. To the best of the Company's knowledge, all of the filings for the Company's other executive officers and directors were made on a timely basis in 2002.

                          ITEM 1. ELECTION OF DIRECTORS

The Board of Directors currently consists of ten members and is divided into three classes, with one class currently consisting of five members, one class consisting of three members, and one class consisting of two members, with terms of service expiring at successive Annual Meetings.

In order to equalize the classes, four directors will be elected at the 2003 Annual Meeting to serve for a three-year term expiring at our Annual Meeting in the year 2006, and one director will be elected to serve for a one-year term expiring at our Annual Meeting in the year 2004. The Board has nominated H. Fisk Johnson, J. Patrick Mulcahy, Pamela M. Nicholson, William P. Stiritz and W. Patrick McGinnis for election as directors at this Meeting, with Messrs. Johnson, Mulcahy, Stiritz and Ms. Nicholson to serve until the 2006 Annual Meting, and Mr. McGinnis to serve until the 2004 Annual Meeting. Each nominee is currently serving as a director and has consented to serve for a new term. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified. If any nominee is unable to serve as a director at the time of the Annual Meeting, your proxy may be voted for the election of another person the Board may nominate in his or her place, unless you indicate otherwise.

VOTE REQUIRED. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote and represented in person or by proxy is required for the election of each director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES FOR ELECTION AS DIRECTORS.

                 INFORMATION ABOUT NOMINEES AND OTHER DIRECTORS

Please review the following information about the nominees and other directors continuing in office. The ages shown are as of December 31, 2002.


[JOHNSON PHOTO]          H. FISK JOHNSON, Director Since 2000, Age 44
                         (Standing for election at this meeting for a term
                         expiring in 2006)

                         Chairman of the Board and Chairman, S.C. Johnson & Son,
                         Inc. (consumer products).

[MULCAHY PHOTO]          J. PATRICK MULCAHY, Director Since 2000, Age 58
                         (Standing for election at this meeting for a term
                         expiring in 2006)

                         Chief Executive Officer, Energizer Holdings, Inc.
                         Also a director of Solutia, Inc.

[STIRITZ PHOTO]          WILLIAM P. STIRITZ, Director Since 2000, Age 68
                         (Standing for election at this meeting for a term
                         expiring in 2006)

                         Chairman of the Board and Chairman of the Energizer
                         Holdings, Inc. Management Strategy and Finance Committee.
                         Also a director of Ball Corporation, The May Department
                         Stores Company, Ralcorp Holdings, Inc. and Vail Resorts, Inc.

[NICHOLSON PHOTO]        PAMELA M. NICHOLSON, Director Since 2002, Age 43
                         (Standing for election at this meeting for a term
                         expiring in 2006)

                         Senior Vice President, North American Operations,
                         Enterprise Rent-A-Car (auto leasing).

[MCGINNIS PHOTO]         W. PATRICK MCGINNIS, Director Since 2002, Age 55
                         (Standing for election at this meeting for a term
                         expiring in 2004)

                         Chief Executive Officer and President, Nestle Purina
                         PetCare Company (pet foods and related products). Also a director of Brown Shoe Company, Inc.

[GARRISON PHOTO]         F. SHERIDAN GARRISON, Director Since 2000, Age 68
                         (Continuing in Office-Term Expiring in 2004)

                         Retired Chairman of the Board, American Freightways, Inc.
                         (trucking). Also a director of Federal Express Corporation.

[HOOVER PHOTO]           R. DAVID HOOVER, Director Since 2000, Age 57
                         (Continuing in Office-Term Expiring in 2004)

                         Chairman, President and Chief Executive Officer, Ball
                         Corporation (beverage and food packaging and aerospace
                         products and services). Also a director of Ball Corporation.

[DANFORTH  PHOTO]        WILLIAM  H.  DANFORTH,  Director  Since  2000,  Age  76
                         (Continuing  in  Office-Term  Expiring  in  2005)

                         Trustee  and  former  Chancellor,  Washington  University.

[LIDDY  PHOTO]           RICHARD A. LIDDY, Director Since 2000, Age 67
                         (Continuing  in  Office-Term  Expiring  in  2005)

                         Retired  Chairman  and  CEO,  GenAmerica  Corporation  (insurance holding  company)  and  Retired  Chairman  of  the  Board  of  the
                         Reinsurance  Group  of  America,  Incorporated  (insurance).  Also a  director  of  Brown  Shoe  Company,  Inc.,  Ralcorp  Holdings,
                         Inc.  and  Ameren  Corporation.

[MICHELETTO  PHOTO]      JOE  R.  MICHELETTO,  Director  Since  2000,  Age  66
                         (Continuing  in  Office-Term  Expiring  in  2005)

                         Chief  Executive  Officer  and  President,  Ralcorp  Holdings,
                         Inc.  (food  products).  Also  a  director  of  Ralcorp  Holdings,
                         Inc.  and  Vail  Resorts,  Inc.



                     BOARD OF DIRECTORS STANDING COMMITTEES

                                                                   NOMINATING
                                                                  AND EXECUTIVE
 BOARD MEMBER                BOARD     AUDIT  EXECUTIVE  FINANCE  COMPENSATION
-----------------------  ------------  -----  ---------  -------  ------------
  William H. Danforth          X         X        X         X          X*
  F. Sheridan Garrison         X         X                  X          X
  R. David Hoover              X                            X*         X
  H. Fisk Johnson              X                            X          X
  Richard A. Liddy             X         X*       X         X
  W. Patrick McGinnis          X
  Joe R. Micheletto            X                  X         X          X
  J. Patrick Mulcahy           X                  X         X
  Pamela M. Nicholson .        X
  William P. Stiritz           X*                 X*        X
  Meetings held in 2002        7         3        1         0          4

*Chairperson

AUDIT: Reviews auditing, accounting, financial reporting and internal control functions. Recommends our independent accountants and reviews their services. All members are non-employee directors.

EXECUTIVE: May act on behalf of the Board in the intervals between Board meetings.

FINANCE: Reviews the Company's financial condition, objectives and strategies and makes recommendations to the Board concerning financing requirements, dividend policy, foreign currency management and pension fund performance.

NOMINATING AND EXECUTIVE COMPENSATION: Sets compensation of executive officers, approves deferrals under the Company's Deferred Compensation Plan, administers the Company's 2000 Incentive Stock Plan and grants stock options and other awards under that plan. Monitors management compensation and benefit programs, and reviews principal employee relations policies. Recommends nominees for election as directors or executive officers to the Board. Also recommends committee memberships and compensation and benefits for directors. All members are non-employee directors.

The Nominating and Executive Compensation Committee will consider suggestions from shareholders regarding possible director candidates for the terms of Board members expiring in 2004. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. See "Shareholder Proposals for 2004 Annual Meeting" for details regarding the procedures and timing for the submission of such suggestions.

During fiscal year 2002, all directors other than H. Fisk Johnson attended 75% or more of the Board meetings and Committee meetings on which they served during their period of service.


                              DIRECTOR COMPENSATION

All directors, other than J. Patrick Mulcahy, received the following fees for serving on the Board or its Committees. Mr. Mulcahy received no compensation other than his normal salary from the Company for his service on the Board and its Committees.

                  Annual Retainer                  $  30,000
                  Fee for Each Board Meeting       $  1,000
                  Fee for Each Committee Meeting   $  1,000

The chairpersons of the Committees also received an additional annual retainer of $2,000 for each Committee that they chaired.

STOCK  AWARDS

On May 8, 2000, each non-employee director at that time, received an option to purchase 10,000 shares of Common Stock of the Company at $17.00, the closing price for such shares on that date on the New York Stock Exchange composite index. Mr. Stiritz received an option to purchase 500,000 shares of Common Stock at the closing price on that date. Mr. Johnson received an option to purchase 10,000 shares on September 18, 2000, the date of his appointment to the Board, at $20.00, the closing price of the Common Stock on that date. Ms. Nicholson and Mr. McGinnis each received an option to purchase 10,000 shares on September 23, 2002, the date of their appointment to the Board, at $30.10, the closing price of the Common Stock on that date. The options, which were granted under the Company's 2000 Incentive Stock Plan and have a ten year term, are exercisable at the rate of 20% per year, beginning on the first anniversary of the date of grant. They are exercisable prior to that date upon the director's death, declaration of total and permanent disability, retirement or resignation from the Board, or upon a change in control of the Company.

On May 8, 2000, each non-employee director, also received a restricted stock equivalent award under which the director will be credited with a restricted stock equivalent for each share of the Company's Common Stock he acquires prior to May 8, 2002, up to a limit of 10,000 shares. Mr. Stiritz received a similar award, but with a limit of 130,000 shares. (On September 18, 2000, Mr. Johnson, and on September 23, 2002, Ms. Nicholson and Mr. McGinnis, were granted a similar award, up to a limit of 10,000 shares, with respect to shares of Common Stock they acquire prior to the end of the two-year period commencing on the date of grant.) The equivalents granted will vest three years from crediting and will convert, at that time, into an equal number of shares of Common Stock. They also vest upon a director's death, declaration of total and permanent disability, or upon a change in control of the Company. (Upon Mr. Pruzan's resignation from the Board of Directors, the Nominating and Executive Compensation Committee elected to accelerate the vesting of his stock equivalents.) If elected by the director, conversion could be deferred until the director terminates his service on the Board. As of November 1, 2002 the following directors have been credited with the indicated number of restricted stock equivalents: Mr. Danforth-10,000 equivalents; Mr. Micheletto-10,000 equivalents; Ms. Nicholson-0 equivalents; Mr. McGinnis-0 equivalents; Mr. Liddy-10,000 equivalents; Mr. Hoover-10,000 equivalents; Mr. Garrison-2,000 equivalents; Mr. Johnson-10,000 equivalents; Mr. Stiritz-130,000 equivalents.

DEFERRED  COMPENSATION  PLAN

Directors can elect to have their retainer and meeting fees paid monthly in cash, or defer payment until their resignation from the Board under the terms of the Energizer Holdings, Inc. Deferred Compensation Plan. Under that Plan, they can defer in the form of stock equivalents under the Energizer Common Stock Unit Fund, which tracks the value of the Company's Common Stock, they can defer into the Prime Rate Option, under which deferrals are credited with interest at Morgan Guaranty Trust Company of New York's prime rate, or they can defer into any of the Measurement Fund Options which track the performance of the Vanguard investment funds offered under the Company's Savings Investment Plan. Deferrals in the Energizer Common Stock Unit Fund during each calendar year are increased by a match from the Company at the end of that year. For the year 2002 the Company set the matching contribution at 33 1/3% for Directors. Deferrals in the Plan are paid out in a lump sum in cash within 60 days following the director's termination of service on the Board.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

Mr. Stiritz, Chairman of the Management Strategy and Finance Committee, and Chairman of the Board of the Company, is Chairman of the Nominating and Compensation Committee of the Board of Directors of Ralcorp Holdings, Inc., and also serves on the Human Resources Committee of the Board of Directors of Ball Corporation. Mr. Micheletto, a director of the Company, is the Chief Executive Officer and President of Ralcorp Holdings, Inc. Mr. Hoover, also a director of the Company, is the Chairman, President and Chief Executive Officer of Ball Corporation. Mr. Micheletto and Mr. Hoover serve on the Nominating and Executive Compensation Committee of the Company's Board of Directors.

                            CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

GUARANTEED  LOANS  FOR  OFFICERS

Under the Company's Shareholder Value Commitment Program, the Company has granted restricted stock equivalent awards to encourage direct, long-term ownership of its Common Stock by directors and certain officers and key executives. Under the program, individual acquisitions of shares of Common Stock, up to a maximum per individual, are matched with an equal number of restricted stock equivalents which vest and convert into shares of Common Stock three years from the date of crediting. Purchases of Common Stock by certain officers in that Program were financed under personal lines of credit extended to the officers by Bank of America. The Company has guaranteed the credit lines, but each officer has agreed to indemnify the Company if it incurs any loss under its guarantee, and has agreed that the Company may set off such losses against amounts that it may otherwise owe to him. Upon passage of the Sarbanes-Oxley Act of 2002, the Company and Bank of America amended the guarantee to provide that it would not extend to any drawdowns under the existing lines of credit after the effective date of the Act. The largest aggregate amount owed during fiscal 2002 on each of the executive officers' credit lines, to the extent guaranteed by the Company, was as follows: Mr. McClanathan-$490,056.01; Mr. Conrad- $470,272.92 and Mr. Sescleifer-$358,027.08.

OTHER  TRANSACTIONS

In 2000 the Company entered into an Engagement Agreement with Dresdner Kleinwort Wasserstein ("DKW"), under which DKW was retained, on an annual basis, to provide financial advisory services to the Company in connection with implementing and completing long-term strategic plans and, in the event of any offer or proposal to the Company or its shareholders regarding control of the Company, matters relating to takeover defense. Mr. Pruzan, who resigned as a director of the Company during the last fiscal year, is President and Chief Executive Officer of the North American Investment Banking division of DKW.

To the Company's best knowledge, Mr. Pruzan did not receive direct or indirect compensation related to the Company's retention arrangement with DKW. He has disclaimed any material interest in that arrangement. The Company expects that its business relationship with DKW will continue and any transactions will be conducted in the ordinary course and on competitive terms.

                                 OTHER BUSINESS

The Board knows of no business which will be presented at the 2003 Annual Meeting other than that described above. The Company's Bylaws provide that shareholders may nominate candidates for directors or present a proposal or bring other business before an Annual Meeting only if they give timely written notice of the nomination or the matter to be brought not less than 90 nor more than 120 days prior to the Meeting. No such notice with respect to the 2003 Annual Meeting was received by the deadline of October 29, 2002.

                              SELECTION OF AUDITORS

The Board, upon the recommendation of the Audit Committee, appointed PricewaterhouseCoopers LLP as independent accountants for the current fiscal year. PricewaterhouseCoopers LLP has served as the Company's independent accountant for fiscal years 2000, 2001 and 2002. A representative of that firm will be present at the 2003 Annual Meeting of Shareholders and will have an opportunity to make a statement, if desired, as well as to respond to appropriate questions.

AUDIT  FEES

PricewaterhouseCoopers LLP billed the Company $1,275,000 for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2002 and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed for the first three quarters of 2002.

FINANCIAL  INFORMATION  SYSTEMS  DESIGN  AND  IMPLEMENTATION  FEES

PricewaterhouseCoopers LLP rendered no professional services for the design and implementation of financial information systems to the Company during fiscal year 2002.

ALL  OTHER  FEES

PricewaterhouseCoopers LLP billed the Company $786,205 for all professional services rendered during fiscal year 2002 other than audits, reviews and financial information systems design and implementation.

                           STOCK OWNERSHIP INFORMATION

FIVE PERCENT OWNERS OF COMMON STOCK. The table below lists the persons known by the Company to beneficially own at least 5% of the Company's common stock as of November 1, 2002.




                                                      AMOUNT AND NATURE
                                                        OF BENEFICIAL  % OF SHARES  EXPLANATORY
NAME AND ADDRESS OF BENEFICIAL OWNER   TITLE OF CLASS     OWNERSHIP    OUTSTANDING(A)  NOTES
-------------------------------------  -----------------  -----------  ---------------  ------

 Goldman Sachs Asset Management
 32 Old Slip
 New York, NY 10005                    Common Stock         5,294,938            5.99%     (B)

 Ariel Capital Management, Inc.
 200 East Randolph Dr.
 Ste. 2900
 Chicago, IL 60601                     Common Stock        10,623,767           12.01%     (C)

(A) The number of shares outstanding used in this calculation was the number actually outstanding on November 1, 2002.

(B) Based on a Schedule 13G filed February 14, 2002 by the shareholder, a separate operating unit of Goldman, Sachs & Co., this amount does not include any shares held by other operating units of Goldman, Sachs & Co. Of the total shares beneficially owned, the shareholder has voting and investment powers as follows: sole voting-4,032,371 shares; shared voting-0 shares; sole investment-5,294,938 shares; and shared investment-0 shares.

(C) Based on a written statement from the shareholder, the shares reported are held on behalf of its investment advisory clients. Of the total shares beneficially owned, the shareholder has voting and investment powers as follows: sole voting-8,780,474 shares; shared voting-0 shares; sole investment-10,564,237 shares; and shared investment-59,530 shares.

           COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below contains information regarding stock ownership of directors and executive officers as of November 1, 2002. It does not reflect any changes in ownership that may have occurred after that date.




                              % OF SHARES
                                 SHARES     OUTSTANDING
                                HELD IN       OPTIONS         (B)
DIRECTORS                        SHARES       SAVINGS     EXERCISABLE   (*DENOTES
AND                           BENEFICIALLY   INVESTMENT    WITHIN 60     LESS THAN
EXECUTIVE OFFICERS               OWNED        PLAN (A)       DAYS           1%)
--------------------------   ------------  ------------  ----------    ----------
William H. Danforth         1,671,410(C)(D)       0           4,000          1.87%
F. Sheridan Garrison            2,000             0           4,000              *
R. David Hoover                10,000             0           4,000              *
H. Fisk Johnson                20,000             0           4,000              *
Richard A. Liddy               11,000             0           4,000              *
Joe R. Micheletto              10,008             0           4,000              *
W. Patrick McGinnis            38,885(C)      5,622               0              *
Pamela M. Nicholson                 0             0               0              *
William P. Stiritz          2,475,233(E)          0         200,000           2.99%
J. Patrick Mulcahy            311,843(F)     27,714         200,000              *
Patrick C. Mannix              93,186         7,499         160,000              *
Daniel J. Sescleifer           20,000(G)        236          80,000              *
Ward M. Klein                  31,840         5,121         140,000              *
Joseph W. McClanathan          27,359         3,594         100,000              *
All Officers and Directors  4,756,879(G)     55,149       1,084,000           6.58%

In general, "beneficial ownership" includes those shares a director or executive officer has the power to vote or transfer, as well as shares owned by immediate family members that reside with the director or officer. Unless otherwise indicated below, directors and executive officers named in the table above have sole voting and investment authority with respect to the shares set forth in the table. The table above also indicates shares that may be obtained within 60 days upon the exercise of options.

(A) Column indicates the most recent approximation of the number of shares of Common Stock as to which participants in the Company's Savings Investment Plan (or, with respect to Mr. McGinnis, the Nestle Purina PetCare Company Savings Investment Plan) have voting and transfer rights. Shares of Common Stock which are held in the Plan are not directly allocated to individual participants but instead are held in a separate fund in which participants acquire units. Such fund also holds varying amounts of cash and short-term investments. The number of shares allocable to a participant will vary on a daily basis based upon the cash position of the fund and the market price of the stock.

(B) The number of shares outstanding for purposes of this calculation was the number outstanding as of November 1, 2002 plus the number of shares which could be acquired upon exercise of options by all officers and directors.

(C) Excludes 694,554 shares of Common Stock held by Washington University, St. Louis, MO. Mr. Danforth and Mr. McGinnis serve on the University's Board of Trustees, which consists of 54 members. They both disclaim beneficial ownership of those shares.

(D) Mr. Danforth has sole voting and investment powers respecting 62,050 shares of Common Stock. He shares voting and investment powers with respect to 1,609,360 shares, which includes 781,836 shares held in a trust which are not reported on his Section 16 reports. Mr. Danforth disclaims beneficial ownership of those 781,836 shares. The 1,609,360 shares exclude 122,125 shares which have been reported as beneficially owned by Mr. Danforth on his Section 16 reports, but with respect to which Mr. Danforth does not have voting or investment powers.

(E) Mr. Stiritz disclaims beneficial ownership of 521,357 shares of Common Stock owned by his wife and 140,576 shares owned by his son.

(F) Mr. Mulcahy disclaims beneficial ownership of 12,500 shares of Common Stock owned by his wife and 111 shares owned by his step-daughter.

(G) Excludes 1,731,005 shares of Common Stock held to fund retirement benefits by the Energizer Holdings, Inc. Retirement Plan Trust, of which Mr. Sescleifer and another executive officer serve as two of five trustees who collectively exercise voting and investment power. These officers disclaim beneficial ownership of those shares.

                             EXECUTIVE COMPENSATION

The following tables and narratives discuss the compensation paid in fiscal year 2002 to the Chief Executive Officer and the other four most highly compensated executive officers ("Named Executive Officers").

The Summary Compensation Table set forth below summarizes compensation received by the Named Executive Officers for the entire fiscal year 2001 and for that period of fiscal year 2000 following the spin-off of the Company by Ralston
Purina  Company  on  April  1,  2000.

However, the "Salary" column for fiscal year 2000 reflects annualized salaries, i.e., the salary amounts which would have been paid to the Named Executive Officers had they been paid for a full year at the rates in effect from April 1, 2000 through the end of the fiscal year, and the full amount of bonuses paid by the Company during fiscal year 2000 is reflected in the "Bonus" column for that year. No attempt has been made to pro rate bonuses based on the relationship between the period before the spin-off and the period after the spin-off.


                                SUMMARY COMPENSATION TABLE
                                                                        LONG  TERM
                                                                       COMPENSATION
                              ANNUAL  COMPENSATION                        (AWARDS)
                              ---------------------                       ---------
                                                                     SECURITIES RESTRICTED
                                                        OTHER ANNUAL UNDERLYING  STOCK       ALL OTHER
                                                        COMPENSATION  OPTIONS  EQUIVALENTS COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)    ($)         (#)      ($)(1)      ($)(2)
---------------------------  ----   --------    --------  ------       ----      ------      ------
J. Patrick Mulcahy. . . . .  2002   $650,000  $2,265,000  $12,774        0    $        0       $585,808
Chief Executive Officer . .  2001   $650,000  $        0  $19,802        0    $        0       $ 53,368
                             2000   $650,000  $  886,500  $     0  500,000    $2,320,000       $176,558

Patrick C. Mannix . . . . .  2002   $350,000  $  835,000  $ 5,553        0    $        0       $219,308
President . . . . . . . . .  2001   $349,333  $        0  $10,137        0    $        0       $450,201
                             2000   $342,000  $  326,500  $     0  400,000    $1,322,075       $ 79,313

Daniel J. Sescleifer. . . .  2002   $216,666  $  625,000  $     0   50,000    $        0       $ 37,308
Executive Vice President. .  2001   $184,849  $        0  $     0  200,000    $  352,150       $  4,558
and Chief Financial Officer    (3)

Ward M. Klein . . . . . . .  2002   $270,000  $  625,000  $     0        0    $        0       $  4,894
President, International. .  2001   $264,167  $        0  $     0   50,000    $  505,564       $300,834
                             2000   $200,000  $  141,200  $     0  300,000    $  126,500       $139,927

Joseph W. McClanathan . . .  2002   $234,000  $  625,000  $ 3,648   50,000    $        0       $153,942
President, North America. .  2001   $231,750  $        0  $ 2,911        0    $  438,301       $187,453
                             2000   $195,000  $  172,177  $     0  250,000    $  201,250       $ 21,216

__________


(1) Table shows value of restricted stock equivalents as of date of grant. As of September 30, 2002, the aggregate number and value of restricted stock equivalents credited to each of the Named Executive Officers was as follows:

-     Mr.  Mulcahy,  130,000  equivalents;  $3,952,000

-     Mr.  Mannix,  75,000  equivalents;  $2,280,000

-     Mr.  Klein,  30,000  equivalents;  $912,000

-     Mr.  Sescleifer,  20,000  equivalents;  $608,000

-     Mr.  McClanathan,  30,000  equivalents;  $912,000

Under the terms of Restricted Stock Equivalent Award Agreements entered into with each Named Executive Officer, for each share of Common Stock acquired by each Officer in the open market, up to a limit per individual, a restricted stock equivalent was credited to his account as of the date of the acquisition. The restricted stock equivalents vest three years from the date of grant, and will be converted into shares of Common Stock at that time unless the Officer elected to defer conversion until termination of employment. The equivalents also vest upon the Officer's death, disability, involuntary termination of employment or change of control of the Company. If dividends are paid on the Common Stock, an amount in cash equal to the dividends that would have been paid if the equivalents had been actual shares of Common Stock will be paid to the Officer at the time of conversion.

(2) The amounts shown in this column with respect to fiscal year 2002 consist of the following:

(i) the Savings Investment Plan and Executive Savings Investment Plan-Company matching contributions or accruals:

-     Mr.  Mulcahy,  $19,500

-     Mr.  Mannix,  $10,500

-     Mr.  Sescleifer,  $6,000

-     Mr.  Klein,  $4,760

-     Mr.  McClanathan,  $7,020

The  amounts  shown  do  not  include  benefits  which were accrued by the Named
Executive Officers in the Executive Savings Investment Plan in lieu of the PensionPlus Match Account in the Energizer Holdings, Inc. Retirement Plan due to certain limits imposed by the Internal Revenue Code on accruals in the Retirement Plan. Such additional amounts are disclosed in the information about the PensionPlus Match Account found on page 17.

(ii) the Deferred Compensation Plan-a Company match of 25% of amounts deferred under the Equity Option:

-     Mr.  Mulcahy,  $566,250

-     Mr.  Mannix,  $208,750

-     Mr.  Sescleifer,  $31,250

-     Mr.  McClanathan,  $143,750

(iii) the Group Life Insurance Plan-term life insurance premiums paid by the Company for the first $40,000 of coverage for each of the Named Executive
Officers:  $58

(iv) Split-dollar life insurance premiums paid by the Company, which will be repaid on a specified future date, valued by multiplying the premiums outstanding during the fiscal year by the Company's weighted average short-term borrowing rate during the year:

     -     Mr.  McClanathan,  $3,114

(v)     Expense  reimbursement-incurred in Mr. Klein's 2001 relocation from Hong
Kong.

     -     Mr.  Klein,  $76

(3)     Mr.  Sescleifer was not employed by the Company during fiscal year 2000.


                        OPTION GRANTS IN LAST FISCAL YEAR

       (A)                 (B)             (C)         (D)          (E)          (F)
                                       % OF TOTAL
                        NUMBER  OF      OPTIONS
                        SECURITIES     GRANTED TO
                        UNDERLYING      EMPLOYEES   EXERCISE OR
                          OPTIONS      IN FISCAL    BASE PRICE   EXPIRATION   GRANT DATE
 NAME                   GRANTED (#)       YEAR        ($/SH)        DATE      VALUE ($)
----------------------  ------------  ----------  ------------  ----------  ------------
 J. Patrick Mulcahy. .            0           -             -            -            -
 Patrick C. Mannix . .            0           -             -            -            -
 Daniel J. Sescleifer.  50,000(1)(2)       10.2%     $ 30.10(3)   09-22-12  $ 620,500(4)
 Ward M. Klein . . . .            0           -             -            -            -
 Joseph W. McClanathan  50,000(1)(2)       10.2%     $ 30.10(3)   09-22-12  $ 620,500(4)

(1)     Options  granted  were  options  to  acquire  shares  of  Common  Stock.

(2) Options become exercisable at the rate of 33 1/3% of total shares on the anniversary of the date of grant in each of the years 2005, 2006 and 2007 and upon death, declaration of permanent and total disability, voluntary termination of employment at or after age 55, involuntary termination other than for cause, or upon a change in control of the Company.

(3)     Market  price  on  date  of  grant.

(4) Calculated using the Black Scholes pricing model. Underlying assumptions used in the calculation include a ten-year expiration, a current market price and strike price of $30.10 per share, a ten year volatility assumption of 19.33%, a current dividend yield of 0.0% and a risk-free rate of return of 4.17%, which was derived from the 10-year treasury zero-coupon yield curve. The Company has elected to illustrate the potential realizable value using the Black Scholes pricing model as permitted by the rules of the Securities and Exchange Commission. This does not represent the Company's estimate or projection of future stock price or of the assumptions utilized; actual gains, if any, upon future exercise of any of these options will depend on the actual performance of the Common Stock.


                                      FISCAL YEAR END OPTION VALUES

                              NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                              OPTIONS AT FY-END (#)       OPTIONS AT FY-END ($)
                             --------------------------------------------------------
 NAME. . . . . .  . . . . .  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-------------------------    -----------  -------------  ------------  --------------

 J.P. Mulcahy. . . . . .      200,000        300,000  $  2,680,000  $    4,020,000
 P.C. Mannix . . . . . .      160,000        240,000  $  2,144,000  $    3,216,000
 D.J. Sescleifer . . . .       80,000        170,000  $    747,000  $    1,135,500
 W.M. Klein. . . . . . .      140,000        210,000  $  1,794,750  $    2,692,125
 J.W. McClanathan. . . .      100,000        200,000  $  1,340,000  $    2,025,000


None  of the Named Executive Officers exercised options during fiscal year 2002.

               LONG-TERM INCENTIVE PLAN-AWARDS IN LAST FISCAL YEAR




                                                       ESTIMATED FUTURE PAYMENTS UNDER
                                                           NON-STOCK PRICE-BASED PLANS
                                                        ------------------------------
                                     PERFORMANCE OR
                 NUMBER OF SHARES, OTHER PERIOD UNTIL
                   UNITS OR OTHER     MATURATION OR   THRESHOLD   TARGET     MAXIMUM
 NAME                RIGHTS (#)          PAYOUT          ($)        ($)         ($)
-----------------  ---------------  -------------     ---------  -------     --------
 J.P. Mulcahy           N/A             9/30/04       $ 162,500     N/A      $ 650,000
 P.C. Mannix            N/A             9/30/04       $  72,000     N/A      $ 288,000
 D.J. Sescleifer        N/A             9/30/04       $  55,000     N/A      $ 220,000
 W.M. Klein             N/A             9/30/04       $  59,000     N/A      $ 236,000
 J.W. McClanathan       N/A             9/30/04       $  59,000     N/A      $ 236,000


At its meeting in September, 2002, the Nominating and Executive Compensation Committee approved the adoption of a long-term cash bonus plan for key personnel, including the Named Executive Officers. In order to promote consistent growth in earnings per share from year to year, the plan is designed to pay a cash bonus to participants if earnings per share targets are met in fiscal year 2003, and then met again or exceeded in fiscal year 2004. Under the terms of the plan, if the Company's budgeted estimate for earnings per share for fiscal year 2003 is met, an opportunity is created for the individual to receive an additional 50% of his 2003 targeted bonus (which is a percentage of the individual's base salary) after the end of the next fiscal year; if that target is not met, no bonus opportunity will be created. In addition, if the stretch goal for earnings per share for fiscal year 2003 is achieved, the bonus opportunity is increased to 100% of the individual's targeted bonus. (Both the budgeted estimate for earnings per share and the stretch goal, have been set in advance of the commencement of fiscal year 2003.) In order for the individual to receive the additional bonus, if a bonus opportunity is created, the Company's actual earnings per share for fiscal year 2003 must be met or exceeded during fiscal year 2004. If the fiscal year 2003 earnings are not met, the individual will not receive a long-term cash bonus award. If the fiscal year 2003 earnings are met, however, the individual will receive a payment equal to 50% of the contingent bonus opportunity earned during fiscal year 2003. Furthermore, the payment will increase to 100% of the contingent bonus opportunity if the targeted goal for 2004 (the Company's budgeted estimate for earnings per share for that year, which will be set in advance of the commencement of the fiscal year) is achieved. A participant in the long-term plan must remain employed by the Company through the end of fiscal year 2004 to be eligible for a payment. Payments that otherwise would not be deductible under Section 162(m) of the Internal Revenue Code may, at the sole discretion of the Committee, be deferred in whole or in part until such time as they are deductible by the Company. It is contemplated that a similar bonus plan design, with cash incentives for consistent earnings growth, will be utilized in future years.

                                 RETIREMENT PLAN

The Energizer Holdings, Inc. Retirement Plan may provide pension benefits in the future to the Named Executive Officers. Most regular U.S. employees that have completed one year of employment with the Company or certain of its subsidiaries are eligible to participate in the Retirement Plan. They become vested after five years of service. Normal retirement is at age 65; however, employees who work beyond age 65 may continue to accrue benefits.

FINAL AVERAGE EARNINGS FORMULA. Annual benefits for Messrs. Mulcahy, Mannix, and Klein, and other administrative employees who so elected, are computed by multiplying their Final Average Earnings (the average of their five highest consecutive annual earnings during the ten years prior to their termination of employment) by a number which is 1.5% of their actual years of service (to a maximum of 40 years). That amount is then reduced by up to one-half of their primary social security benefit at retirement (with the actual amount of offset determined by their age and years of service at retirement). In the case of Mr. Mannix, that amount is further reduced to reflect an offset for benefits he has accrued in the Company's Australian Superannuation Plan No. 3, a funded plan sponsored by one of the Company's foreign affiliates.

With the exception of Mr. Mannix, the following table shows a range of estimated annual retirement benefits, in the form of a single life annuity with 60 monthly payments guaranteed, beginning at age 65, that would be payable from the Retirement Plan to salaried employees, including the Named Executive Officers. To the extent a Named Executive Officer's compensation or benefits exceed certain limits imposed by the Internal Revenue Code of 1986, as amended, the table also includes benefits payable from an unfunded supplemental retirement plan. The table reflects benefits prior to the reduction for social security benefits described above.




                                 RETIREMENT PLAN TABLES
                    FINAL AVERAGE EARNINGS FORMULA-ANNUITY PAYMENTS

FINAL
AVERAGE                                               YEARS OF SERVICE
EARNINGS        10        15          20          25          30          35          40
---------    --------   -------   --------    --------   ----------  ----------  ----------
$   300,000  $ 45,000  $ 67,500  $   90,000  $  112,500  $  135,000  $  157,500  $  180,000
$   400,000  $ 60,000  $ 90,000  $  120,000  $  150,000  $  180,000  $  210,000  $  240,000
$   500,000  $ 75,000  $112,500  $  150,000  $  187,500  $  225,000  $  262,500  $  300,000
$   600,000  $ 90,000  $135,000  $  180,000  $  225,000  $  270,000  $  315,000  $  360,000
$   700,000  $105,000  $157,500  $  210,000  $  262,500  $  315,000  $  367,500  $  420,000
$   800,000  $120,000  $180,000  $  240,000  $  300,000  $  360,000  $  420,000  $  480,000
$ 1,000,000  $150,000  $225,000  $  300,000  $  375,000  $  450,000  $  525,000  $  600,000
$ 1,200,000  $180,000  $270,000  $  360,000  $  450,000  $  540,000  $  630,000  $  720,000
$ 1,400,000  $210,000  $315,000  $  420,000  $  525,000  $  630,000  $  735,000  $  840,000
$ 1,500,000  $225,000  $337,500  $  450,000  $  562,500  $  675,000  $  787,500  $  900,000
$ 1,600,000  $240,000  $360,000  $  480,000  $  600,000  $  720,000  $  840,000  $  960,000
$ 1,800,000  $270,000  $405,000  $  540,000  $  675,000  $  810,000  $  945,000  $1,080,000
$ 2,000,000  $300,000  $450,000  $  600,000  $  750,000  $  900,000  $1,050,000  $1,200,000
$ 2,200,000  $330,000  $495,000  $  660,000  $  825,000  $  990,000  $1,155,000  $1,320,000
$ 2,400,000  $360,000  $540,000  $  720,000  $  900,000  $1,080,000  $1,260,000  $1,440,000
$ 2,600,000  $390,000  $585,000  $  780,000  $  975,000  $1,170,000  $1,365,000  $1,560,000
$ 2,800,000  $420,000  $630,000  $  840,000  $1,050,000  $1,260,000  $1,470,000  $1,680,000
$ 3,000,000  $450,000  $675,000  $  900,000  $1,125,000  $1,350,000  $1,575,000  $1,800,000
$ 3,200,000  $480,000  $720,000  $  960,000  $1,200,000  $1,440,000  $1,680,000  $1,920,000
$ 3,400,000  $510,000  $765,000  $1,020,000  $1,275,000  $1,530,000  $1,785,000  $2,040,000
$ 3,600,000  $540,000  $810,000  $1,080,000  $1,350,000  $1,620,000  $1,890,000  $2,160,000

ACCOUNT BASED FORMULA. Retirement benefits for Mr. McClanathan were accumulated under the Final Average Earnings formula described above until December 31, 1998. At that time, as a result of a one-time election opportunity offered to all administrative employees participating in the Retirement Plan, Mr. McClanathan elected to earn his benefits under a new "account based" benefit formula. (As a new employee in fiscal year 2001, Mr. Sescleifer was required to earn his benefits under the account based formula.) Under this benefit formula, a participant's "base" single sum retirement benefit is calculated by multiplying the participant's Final Average Earnings (the average of his or her five highest consecutive annual earnings during the ten years prior to his or her termination of employment) by a gross percentage that is accumulated over a participant's working lifetime. The first five years of a participant's employment each credit a rate of 4.0% towards that gross percentage. The next five years credit 5.0% each, the next five 6.5% each, the next five 8.0% each and each year in excess of 20 years credits 10% per year. In addition to this "base" single sum benefit, an additional "excess" single sum benefit is calculated as the amount of the participant's Final Average Earnings that is in excess of the Social Security Covered Compensation level in the year of calculation (i.e., in 2002, $39,444) multiplied by a percentage calculated as 3.5% of the participant's actual years of service. The participant also has the option of receiving his or her pension benefit in the form of an annuity which is the actuarial equivalent of the single sum amount. In no event, however, can the amount of this annuity be less than the annuity that the participant earned as of December 31, 1998 under the Final Average Earnings benefit formula described above.

The following table shows a range of estimated retirement benefits, in the form of a single sum amount, that would be payable from the Retirement Plan as of the date of termination of employment to Mr. Sescleifer, Mr. McClanathan and other administrative employees who elected the Account-Based Formula described above. To the extent that their compensation or benefits exceed certain limits imposed by the Internal Revenue Code of 1986, as amended, the table also includes benefits payable from an unfunded supplemental retirement plan. Reflecting the annuity conversion rates in effect for fiscal/plan year 2001-2002, the annuity amount that would be payable as of a participant's Normal Retirement Age (65) based on the indicated single sum amounts would be determined as 9.1% of the participant's stated single sum balance credited with compound interest at a rate of 3% per annum from the participant's date of termination to the participant's 65th birthday.


                                 FINAL AVERAGE EARNINGS-ACCOUNT BASED FORMULA
FINAL
AVERAGE                                       YEARS OF SERVICE
EARNINGS       10          15          20          25          30          35          40
---------  ---------   --------    ----------  ----------  ----------  ----------  ----------
$   300,000  $226,000  $  369,000  $  535,000  $  731,000  $  926,000  $1,122,000  $1,317,000
$   400,000  $306,000  $  499,000  $  722,000  $  986,000  $1,249,000  $1,512,000  $1,775,000
$   500,000  $386,000  $  629,000  $  910,000  $1,241,000  $1,571,000  $1,902,000  $2,232,000
$   600,000  $466,000  $  759,000  $1,097,000  $1,496,000  $1,894,000  $2,292,000  $2,690,000
$   700,000  $546,000  $  889,000  $1,285,000  $1,751,000  $2,216,000  $2,682,000  $3,147,000
$   800,000  $626,000  $1,019,000  $1,472,000  $2,006,000  $2,539,000  $3,072,000  $3,605,000
$ 1,000,000  $786,000  $1,279,000  $1,847,000  $2,516,000  $3,184,000  $3,852,000  $4,520,000
$ 1,200,000  $946,000  $1,539,000  $2,222,000  $3,026,000  $3,829,000  $4,632,000  $5,435,000

INTERNATIONALIST PLAN. In addition to the Final Average Earnings Formula described above, Mr. Mannix participates in the Company's Internationalist Plan, which is unfunded. Internationalist Plan benefits for Mr. Mannix are computed by multiplying his Final Average Earnings (the average of his five highest consecutive annual earnings during the ten years prior to his termination of employment) by a number which is 1.7% of his actual years of service (to a maximum of 40 years).

Mr. Mannix's benefits under the Internationalist Plan are offset by benefits payable to him under the Energizer Holdings, Inc. Retirement Plan, the supplemental retirement plan, and the Superannuation Plan. Mr. Mannix's benefit, payable under the Superannuation Plan as a single sum payment, is computed by multiplying his Final Average Base Earnings (the average of his five highest consecutive base annual earnings during the ten years prior to his termination of employment) by a number which is 15% of his actual years of service (to a maximum of 40 years). Based upon prevailing long term bond rates, this single sum amount would then be converted to an equivalent annuity payable to Mr. Mannix, with that annuity being used to offset the benefits payable under the other Company retirement plans. The actual amount of each pension plan's offset will be determined by Mr. Mannix's age and years of service at his retirement.

The following table shows the estimated annual retirement benefits, in the form of a single life, 5-year certain annuity, that would be payable to Mr. Mannix from the Internationalist Plan, assuming age 62 retirement and including the equivalent value of amounts payable to him from the other offsetting Company retirement plans.




               INTERNATIONALIST PLAN TABLE*
      FINAL AVERAGE EARNINGS FORMULA - ANNUITY PAYMENTS

        FINAL AVERAGE      YEARS OF SERVICE
        ------------    ----------------------
           EARNINGS     30        35        40
           --------  -------   --------  --------
         $  475,000  $242,250  $282,625  $323,000
         $  525,000  $267,750  $312,375  $357,000
         $  575,000  $293,250  $342,125  $391,000
         $  625,000  $318,750  $371,875  $425,000
         $  675,000  $344,250  $401,625  $459,000
         $  725,000  $369,750  $431,375  $493,000
         $  775,000  $395,250  $461,125  $527,000
         $  825,000  $420,750  $490,875  $561,000
         $  875,000  $446,250  $520,625  $595,000
         $  925,000  $471,750  $550,375  $629,000
         $  975,000  $497,250  $580,125  $663,000
         $1,025,000  $522,750  $609,875  $697,000
         $1,075,000  $548,250  $639,625  $731,000
         $1,125,000  $573,750  $669,375  $765,000
         $1,175,000  $599,250  $699,125  $799,000
         $1,225,000  $624,750  $728,875  $833,000
         $1,275,000  $650,250  $758,625  $867,000
         $1,325,000  $675,750  $788,375  $901,000
         $1,375,000  $701,250  $818,125  $935,000
         $1,425,000  $726,750  $847,875  $969,000

__________

     *  1.7%  accrual  rate

PENSIONPLUS  MATCH  ACCOUNT

To the extent that each of the Named Executive Officers has elected to contribute compensation on an after-tax basis to the Company-sponsored Savings
Investment Plan (SIP), a matching single sum amount is credited to a nominal account balance established for each individual in the Retirement Plan. The single sum amount credited to the individual's account each year is equal to 325% of the first 1% of pay (up to a certain limit imposed on pay by the Internal Revenue Code) contributed by the individual to the SIP on an after-tax basis. The amounts so credited each year to the nominal account are further annually credited each plan year with interest at a rate equal to the average 30-year U.S. Treasury bond rate in effect during the August preceding the October 1 beginning of each plan year. These nominal accounts may be received by the participant, upon termination of employment, in the form of a lump sum or an equivalent annuity. A participant vests in this benefit at the rate of 25% per year for the first four years of employment, with the PensionPlus Match Account being 100% vested after four years. For fiscal year 2002, the following amounts were accrued in the PensionPlus Match Accounts of the Named Executive Officers. To the extent a Named Executive Officer's compensation or benefits exceed certain limits imposed by the Internal Revenue Code of 1986, as amended, amounts below also include benefits payable from the unfunded Executive Savings Investment Plan.

     -     Mr.  Mulcahy:  $21,125

     -     Mr.  Mannix:  $11,385

     -     Mr.  Sescleifer:  $7,042

     -     Mr.  Klein:  $7,239

     -     Mr.  McClanathan:  $7,605

For the purpose of calculating retirement benefits, the Named Executive Officers had, as of September 30, 2002, the following whole years of credited service:
Messrs. Mulcahy-34 years; Mannix-39 years; Sescleifer-1 year; Klein-23 years; and McClanathan-27 years. Earnings used in calculating benefits (other than the PensionPlus Match Account) under the retirement plans are approximately equal to amounts included in the Salary and Bonus columns in the Summary Compensation Table on page 11.

                               DEATH BENEFIT PLAN

The Company maintains, at no cost to the participants, an unfunded Executive Retiree Life Plan to provide supplemental benefits to certain key members of management, generally at the level of division vice president and above. The Plan provides a death benefit, after retirement of the participant, to his or her named beneficiary in an amount equal, on an after-tax basis, to 50% of the participant's last full year's salary and bonus prior to retirement. To be eligible for the benefit, a participant must, at the time of retirement, meet certain conditions, including (1) being enrolled in the Company's voluntary Group Life Insurance Plan, which is available to almost all non-union administrative and production employees in the United States, with coverage of at least one times earnings; and (2) being age 55 with at least two years of service, or having a combination of age and years of service equal to at least
80. Messrs. Mannix, Sescleifer, Klein and McClanathan participated in the voluntary Group Life Insurance Plan, at the required coverage level, during fiscal year 2002.

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE IN CONTROL ARRANGEMENTS

CHANGE  OF  CONTROL  EMPLOYMENT  AGREEMENTS

The Company has entered into Change of Control Employment Agreements with each of the Named Executive Officers. The Agreements have a term of two years from their effective date (which will be automatically extended for additional two year terms unless the Company terminates the Agreements at least 90 days prior to renewal), and provide that the Officers will receive severance compensation in the event of their involuntary termination (including constructive termination), other than for cause, within two years following a change in control of the Company. A change of control is generally defined as the acquisition of 20% or more of the outstanding shares of the Company's Common Stock. A change of control will also occur if the initial directors of the Company, or their recommended or appointed successors, fail to constitute a majority of the board, or if the Company's stockholders approve a merger, consolidation or sale of all or substantially all of the assets of the Company.

The  severance  compensation  payable  under  the  Agreements  consists  of:

- a lump sum payment in an amount equal to 2 times the Officer's annual base salary and target bonus;

- the difference between the Officer's actual benefits under the Company's various retirement plans at the time of termination and what the Officer would have received if he had remained employed for an additional period of two years; and

- the continuation of other executive health, dental and other welfare benefits for a period of two years following the Officer's termination.

No payments would be made in the event that the termination is voluntary, is due to death, disability or normal retirement, or is for cause.

In the event that it is determined that a "golden parachute" excise tax is due under the Internal Revenue Code, the Company will reimburse the Officer for the amount of such tax, including any excise or income taxes associated with such reimbursement.

ACCELERATION  CLAUSES

The stock options and restricted stock equivalent awards which have been granted to employees and directors, including the Named Executive Officers, under the Company's 2000 Incentive Stock Plan, provide for acceleration of vesting in the event of a change in control of the Company.

EMPLOYMENT  AGREEMENT  WITH  MR.  ROSE

Upon Mr. Rose's resignation as President and Chief Operating Officer, North America, he entered into a Negotiated Employment Agreement and General Release with Eveready Battery Company, Inc., relating to the terms of his separation. Under that agreement, he will remain employed in a consulting capacity, at his current salary as of the time of his resignation, until March 31, 2004. However, if he accepts other full-time employment prior to that date, he will receive the balance of his salary continuation in a lump sum payment, and, in addition, the 30,000 restricted stock equivalents credited to him under his Restricted Stock Equivalent Award Agreement which was granted May 8, 2000 will accelerate and convert into shares of Common Stock, which will then be issued to him. Under the terms of the employment agreement, Mr. Rose also received a bonus payment of $302,400 for fiscal year 2002, but he will not be entitled to any further bonus payments. Upon reaching age 55, Mr. Rose will continue to be eligible for retiree benefits under the Company's executive life and health plans.

                 NOMINATING AND EXECUTIVE COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

The Nominating and Executive Compensation Committee (the "Committee") consists entirely of non-employee directors free from relationships with the Company that might be considered a conflict of interest. It approves direct and indirect compensation of executive officers and administers and makes awards under the Company's 2000 Incentive Stock Plan.

                             COMPENSATION PHILOSOPHY

The overall objective of the Company's compensation philosophy is to reward management based upon its success in building the shareholder value of the Company as an independent business. The Company's executive compensation program is designed to provide a compensation package that, in the aggregate, will enable the Company to attract and retain highly talented executives and maintain a performance-oriented culture. In addition, the compensation program is designed to emphasize stock-based and/or performance target-based incentive compensation in order to link compensation much more directly to the performance of the Company's business. The compensation program is intended to be one of "high risk/ high opportunity"-with base salaries set below competitive levels, and incentive opportunities for significant annual or long-term compensation. Compensation packages are weighted toward programs that are contingent upon the Company's performance and the performance of the Common Stock. The compensation incentives have taken the form of annual bonuses based on performance targets for the Company as well as individual assessments, and long-term stock-based incentives designed to encourage Company stock ownership by executives and a managerial perspective that is in alignment with shareholders' interests. For fiscal year 2003, the bonus plan will combine annual and longer-term incentives designed to drive consistent growth over a multiple-year period.

In determining competitive pay standards, the Committee received market data from compensation consultants at Towers Perrin, Inc. who reviewed data from published surveys of pay practices of other U.S.-based corporations of similar size with which the Company may compete in recruiting executive talent. These corporations include, but are not limited to, corporations included in the comparison indices set forth in the Performance Graph on page 25 of this Proxy Statement.

                                    SALARIES

The base salary component of the compensation package for the executive officers is set at a level below median levels for comparable executive positions at comparison companies, with base salaries generally up to 15% below the 50th percentile for those companies. At the same time, incentive programs are offered which provide the officers an opportunity to achieve total compensation considerably above average, in the case of exceptional performance. The Committee establishes the salaries of key executive officers based on its assessment of the individual's responsibilities, experience, individual performance and contribution to the Company's performance. The Committee also generally takes into account compensation data from other companies as described above, historical compensation levels at the Company, and the competitive environment for attracting and retaining executives. The Committee elected to freeze salaries for the executive officers during fiscal year 2002 at the level they were at in fiscal year 2001, but believes that it is appropriate, given the performance of the Company during fiscal year 2002, and the above-described considerations, to increase salaries of the executive officers for fiscal year 2003. In the summer of 2002, the Company's compensation group conducted a periodic review of compensation structures of comparable companies to determine market rates for key executive positions. In the course of its review, it was determined that the salary of Daniel J. Sescleifer, the Executive Vice President and Chief Financial Officer, was significantly below the targeted percentage of market for that position. Because of the importance of Mr. Sescleifer's contribution to the Company, the quality of his job performance, and concerns over his retention, management recommended, and the Committee concurred, that Mr. Sescleifer's salary should be increased in phases to bring it up to target as quickly as possible. A salary increase was approved immediately, and an additional increase was approved by the Committee for fiscal year 2003.

A discussion of the Committee's decisions regarding Mr. Mulcahy's annual salary is set forth below. Salary compensation for the Named Executive Officers is set forth in the Summary Compensation Table on page 11. Mr. Stiritz does not receive a salary or an annual cash bonus as compensation for his services as Chairman of the Management Strategy and Finance Committee, but instead, as noted on page 5 of this Proxy Statement, he has been granted a significant stock option grant and restricted stock equivalent award. In addition, he is permitted use of Company aircraft for personal travel and is reimbursed for taxes associated with such personal use, and such reimbursement, as is Mr. Mulcahy.

                            ANNUAL AND LONG-TERM CASH
                              BONUS AWARD PROGRAMS

Annual cash bonuses have generally been awarded each year at, or shortly after, the end of the Company's fiscal year, in accordance with executive bonus plans covering the entire fiscal year then ended.

During fiscal year 2002, each of the Company's executive officers had an opportunity to earn a targeted bonus (which is a percentage of his individual annual base salary) based upon (1) the achievement of targeted increases in the Company's earnings per share, and (2) individual performance. If the Company achieved earnings per share above a minimum threshold, the plan provided that an individual officer would receive a percentage of his targeted bonus. The potential percentage could be as much as 70% of his targeted bonus, if the Company's budgeted estimate for earnings per share, established by the Company prior to the beginning of the fiscal year, was achieved. In addition, under the plan, officers could also be awarded from 30% to 45% of their targeted bonuses, based upon a subjective individual performance rating. Individual performance is rated based on a subjective assessment of factors including organizational and management development, technical skills, execution of strategic plans, and overall quality of performance.

In addition, because of management's desire to effect a turnaround for fiscal 2002, the plan was expanded to provide that if earnings per share exceeded the budgeted estimate, a pool would be established to increase the bonus potential for each eligible executive. The size of the pool was calculated using a formula that provided an additional opportunity for a payout of 2 times the targeted bonus for each individual. This additional bonus pool created a total bonus opportunity of 3 times the targeted bonus for each individual (reflecting both Company and individual performance). At the end of the fiscal year, the pool was to be distributed selectively among the plan participants.

As a result of tremendous management efforts, the budgeted estimate for earnings per share for fiscal year 2002 was exceeded, and the bonus plan mandated maximum payout, as expanded by the bonus pool, to the eligible executive officers. This payout was adjusted to reflect individual performance for several of the executive officers. Such adjustments were made subjectively, but in recognition of the individual contributions of the receiving officers to the achievement of Company results for the year.

In fiscal year 2001, the minimum threshold for earnings per share was not met and the portion of the bonus conditioned upon Company performance was not paid. In addition, upon the recommendation of management, the Committee determined that, despite its high assessment of the performance of the executive officers, it would not authorize any bonus payments based upon individual performance ratings to those officers for fiscal year 2001. Instead, it was decided that if the Company met or exceeded the budgeted estimate of earnings per share for fiscal year 2002, the officers would receive the bonus they would have received under the 2001 bonus plan, based upon their individual performance ratings, in addition to any bonus that they may have earned under the 2002 bonus plan. The budgeted estimate of earnings per share was exceeded for fiscal year 2002, so these officers did receive, as an additional bonus, the amounts they would have received for fiscal year 2001, based upon their individual performance ratings for that year.

The Committee's assessment of the performance of the executive officers, other than Mr. Mulcahy, during this period, was based upon a recommendation from Mr. Mulcahy. The Committee, after considering a recommendation which it sought from the Chairman of the Board, subjectively evaluated Mr. Mulcahy's performance during the past fiscal year.

The Committee expects to continue to utilize executive bonus plans with varying measures of individual and/or corporate performance. Beginning in fiscal year 2003, however, it has been determined that the focus of the plans will not be just annual performance, but also consistent growth in earnings per share from year to year. The annual portion of the bonus plan for fiscal year 2003 will, as in past years, offer a potential payout of a percentage of an individual officer's annual bonus target, based upon the achievement of targeted earnings per share for the Company, and individual performance by the executive officer. The Company performance portion will not be paid unless earnings per share for fiscal year 2003 meet or exceed the results for fiscal year 2002. A total annual bonus payout of up to 1.5 times the individual's bonus target is possible if the stretch goal for earnings per share for the year is achieved. The long-term portion of the plan will provide an additional bonus, contingent upon achieving the Company's budgeted estimate for earnings per share for fiscal year 2003, and meeting or exceeding that result in the following fiscal year. If the Company's budgeted estimate for earnings per share for fiscal year 2003 is met or exceeded, an opportunity is created for the individual to receive an additional bonus ranging from 25% to 100% of his 2003 targeted bonus after the end of the next fiscal year, depending upon the earnings per share results for that year. It is contemplated that a similar bonus plan design, with additional cash incentives for consistent earnings growth, will be utilized in future years.

                            DEFERRALS OF BONUS AWARDS

The Committee exercises its discretion in determining whether to permit eligible employees, including Executive Officers, to defer payment of their cash bonus or other cash compensation under the terms of the Deferred Compensation Plan. The terms of that Plan may include, in any particular year, an additional Company match on deferrals in the Energizer Common Stock Unit Fund of the Plan. It has been determined that deferrals into the Energizer Common Stock Unit Fund of all or part of annual cash bonuses earned in fiscal year 2002 will be credited with a 25% Company match which is subject to certain vesting requirements. The Committee believes that this provision of the Plan further aligns the executive's interests with those of shareholders of the Company by encouraging an investment in Company stock equivalents. It also adds a retention feature through the vesting requirements.

                                  STOCK AWARDS

Under the Company's 2000 Incentive Stock Plan, stock-based incentive awards, including stock options and restricted stock awards, may be granted from time to time. In general, the Committee bases its decisions to grant stock-based incentives on the number of shares of Common Stock outstanding, the number of shares of Common Stock authorized under the 2000 Incentive Stock Plan, the number of options and shares of restricted Common Stock (or equivalents) held by the executive for whom an award is being considered and the other elements of the executive's compensation, as well as the Company's compensation objectives and policies described above. As with the determination of base salaries and bonus awards, the Committee exercises subjective judgment and discretion in view of the above criteria.

In May of 2000, the Board approved the grant to key executives (including the Named Executive Officers) of one-time options which were significantly larger than average annual grants for peer companies in order to immediately align the interests of senior management with those of shareholders, and to retain key individuals during the critical transition stage following the spin-off. In light of those grants, the Committee has determined that an additional annual grant to those executives for year 2002 was unnecessary. However, in light of the increased responsibilities of Joseph W. McClanathan, who was named President, North America during the past fiscal year, and the competitive pay position of Daniel J. Sescleifer, the Company's Executive Vice President and Chief Financial Officer, in September of 2002 the Committee determined that it was appropriate to grant each officer an additional option to acquire 50,000 shares of Common Stock. Details of those stock options are set forth on page 12 of this Proxy Statement.

Stock options granted by the Committee entitle the recipient to purchase a specified number of shares of the Company's Common Stock, after certain vesting provisions have been met, at an option price which is equal to the fair market value of the Common Stock at the time of grant. They provide executives with an opportunity to buy and maintain an equity interest in the Company while linking the executive's compensation directly to shareholder value since the executive receives no benefit from the option unless all shareholders have benefited from an appreciation in the value of the Company's Common Stock. In addition, since the options "vest" serially, generally in three to five segments over a period of three to five years after the date of grant, they function as a retention device while encouraging the executive to take a longer-term view about decisions impacting the Company.

Restricted stock awards consist of grants of the Company's Common Stock, or stock equivalents convertible into shares of Common Stock, subject to certain restrictions. The restricted shares may not be sold, pledged or otherwise transferred until the restrictions lapse. Restricted stock awards further the goal of retaining key executives by encouraging stock ownership and linking executive performance with shareholder value.

In May of 2000, the Board of Directors of the Company approved the Shareholder Value Commitment Program in order to encourage a limited number of key executives, including the Named Executive Officers, as well as the members of the Board, to invest in and hold a significant number of shares of the Company's Common Stock. Under the Program, each of those individuals was granted the opportunity to receive one restricted stock equivalent, up to an established limit per individual, for every share of the Company's Common Stock purchased during the two year period commencing on the date of grant. The executives must hold the acquired shares for at least three years. The restricted stock equivalents credited to each executive vest over a three year period, at which time they convert into an equal number of shares of Common Stock, unless the executive has elected to defer conversion until termination of employment. The Program serves not only to encourage Common Stock ownership by the key executive group but also, by reason of the vesting provisions, helps retain the services of these individuals.

The value of restricted stock equivalents credited to the Named Executive Officers is set forth in the Summary Compensation Table on page 11 of this Proxy Statement.

                  COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

SALARY. In light of the Company's disappointing financial performance during fiscal year 2001, and management's expressed intention to reduce operating expenditures, the Committee determined not to increase Mr. Mulcahy's salary for fiscal year 2002, but instead to keep it at the same level that it was at in 2001. (Mr. Mulcahy's salary has remained unchanged since 1999.) At its meeting in September of 2002, however, the Committee reviewed Mr. Mulcahy's salary for fiscal year 2003 in accordance with the general compensation philosophy described above under SALARIES. The Committee also noted Mr. Mulcahy's stellar performance during fiscal year 2002. Based upon such review, it was determined that a significant salary increase for Mr. Mulcahy was appropriate for fiscal year 2003. However, when informed of the Committee's determination, Mr. Mulcahy requested that the Committee rescind the increase in order to continue cost-containment efforts by the Company, and the Committee has acquiesced in his request.

Mr. Mulcahy participated in the fiscal year 2002 bonus plan described under ANNUAL AND LONG-TERM CASH BONUS AWARD PROGRAMS above. Under the terms of that plan, the Committee awarded an annual bonus to Mr. Mulcahy based on the quantitative increase in earnings per share produced by the Company during the past fiscal year, as well as a subjective assessment of Mr. Mulcahy's performance during the year. The Committee was especially pleased with his leadership in developing a turnaround business plan, motivating the management team, and directing the Company's efforts to increase profitability, reduce costs, and maintain market share. Under the terms of the 2002 bonus plan, the Committee gave Mr. Mulcahy the highest individual performance rating. In addition, because the Company exceeded its budgeted earnings per share estimates for fiscal year 2002, he received an additional bonus equal to that which he would have received under the 2001 plan, based upon his individual performance rating for that year, but for the Committee's decision of last year to defer that portion of the bonus.

STOCK AWARDS. In May, 2000 the Committee awarded Mr. Mulcahy options to purchase Company stock, and the opportunity to receive restricted stock equivalents, as described above. Those awards were substantially larger than average annual grants because the Board wanted to provide significant incentive to improve the Company's operating performance, and to retain Mr. Mulcahy's services over the vesting period of the options. In light of those awards, no additional stock options or other stock awards were granted to Mr. Mulcahy during fiscal year 2002.

DEDUCTIBILITY  OF  CERTAIN  EXECUTIVE  COMPENSATION

A feature of the Omnibus Budget Reconciliation Act of 1993 sets a limit on deductible compensation of $1,000,000 per year per person for those executives designated as Named Executive Officers in the Proxy Statement. The Company has mandated or reserved the right to mandate the deferral of certain bonus and salary payments to such officers. While it is the general intention of the Committee to meet the requirements for deductibility, the Committee may approve payment of non-deductible compensation from time to time if unusual circumstances warrant it. The Committee will continue to review and monitor its policy with respect to the deductibility of compensation.

              W. H. Danforth-Chairman     R. David  Hoover
              F. Sheridan Garrison        Joe R. Micheletto
              H. Fisk Johnson

                             AUDIT COMMITTEE REPORT

The Audit Committee of the Company's Board of Directors consists entirely of non-employee directors that are independent, as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listing Standards. A copy of the Charter of the Audit Committee was attached to the Company's Proxy Statement dated December 13, 2000.

Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

With respect to the Company's audited financial statements for the Company's fiscal year ended September 30, 2002, management of the Company has represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles and the Committee has reviewed and discussed those financial statements with management. The Audit Committee has also discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as modified or supplemented.

The Audit Committee has received the written disclosures from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed the independence of PricewaterhouseCoopers LLP with members of that firm. In doing so, the Committee considered whether the non-audit services provided by PricewaterhouseCoopers LLP were compatible with its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements for the fiscal year ended September 30, 2002 be included in the Company's Annual Report on Form 10-K for that year.

              Richard A. Liddy-Chairman      William H. Danforth
              F. Sheridan Garrison

                               PERFORMANCE GRAPH

The graph below is presented in accordance with SEC requirements. You are cautioned against drawing any conclusions from the data in the graph, as past results do not necessarily indicate future performance. The graph does not reflect the Company's forecast of future financial performance.

Despite anything to the contrary in any of the Company's previous SEC filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following graph as well as the Nominating and Executive Compensation Committee Report on Executive Compensation and the Audit Committee Report set forth above will not be incorporated by reference into any such filings.

The line graph below compares the annual percentage change in cumulative total shareholder return for the Company's Common Stock with the cumulative total return of the Standard & Poor's Midcap 400 and Midcap Electronics Indices.

   COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTED IN ENERGIZER HOLDINGS, INC. COMMON STOCK ON APRIL 3, 2000 VERSUS THE S&P MID CAP ELECTRONICS AND S&P
                              400 MID CAP INDICES

                              [PERFORMANCE GRAPH]




                               [PERFORMANCE GRAPH]

                                                        S&P MIDCAP
                    ENERGIZER    S&P 400 MIDCAPINDEX    ELECTRONICS
                    ----------   --------------------  ------------
April-00 .            100.00           100.00            100.00
                       80.30           100.40             99.30
                       80.00            99.10             89.10
                       85.90           100.60             88.70
July-00.           .  113.50           102.20             84.20
                       92.90           113.60             91.00
                      115.30           112.80             80.00
October-00             92.90           109.00             77.60
                       90.90           100.70             68.30
                      100.60           108.50             64.90
January-01            115.80           110.90             76.00
                      117.20           104.50             69.40
                      117.60            96.80             63.90
April-01 .            112.10           107.40             64.70
                      108.50           109.90             62.10
                      108.00           109.50             65.40
July-01. .             88.20           107.90             63.00
                       83.20           104.30             65.90
                       78.20            91.40             58.20
October-01             77.60            95.40             57.20
                       87.10           102.50             60.20
                       89.60           107.80             64.70
January-02             96.50           107.20             65.50
                      102.70           107.40             70.40
                      111.80           115.00             75.20
April-02 .            112.50           114.50             76.70
                      126.80           112.60             80.20
                      128.90           104.30             80.00
July-02. .            126.40            94.20             75.00
                      134.20            94.70             79.10
                      143.10            87.10             76.80



                              DELIVERY OF DOCUMENTS

HOUSEHOLDING OF ANNUAL MEETING MATERIALS. The Securities and Exchange Commission has approved a rule permitting the delivery of a single set of annual reports and proxy statements to any household at which two or more shareholders reside, if the shareholders consent. Each shareholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information you receive, as well as our expenses. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple shareholders who shared an address as of June 1, 2002, unless we received contrary instructions from the impacted shareholders prior to the mailing date. If you prefer to receive separate copies of our proxy statement or annual report, either now or in the future, we will promptly deliver, upon your written or oral request, a separate copy of the proxy statement or annual report, as requested, to any shareholder at your address to which a single copy was delivered. Notice should be given to the Secretary, Energizer Holdings, Inc., 533 Maryville University Drive, St. Louis, Missouri 63141 (Tel. No. (314) 985-2161.) If you are currently a shareholder sharing an address with another shareholder and wish to have only one proxy statement and annual report delivered to the household in the future, please contact us at the same address.

ELECTRONIC DELIVERY. For next year's Annual Meeting of Shareholders, you can help us save significant printing and mailing expenses by consenting to access the proxy statement and annual report electronically over the Internet. If you choose to vote over the Internet, you can indicate your consent to electronic access to these documents by following the instructions at the Internet voting website noted on your proxy card. If you do not choose to vote over the Internet, or if you are not given the opportunity to consent to electronic access over the Internet, but would still like to consent, you may contact the Secretary, Energizer Holdings, Inc., 533 Maryville University Drive, St. Louis, Missouri 63141 (Tel. No. (314) 985-2161.) If you choose to receive your proxy statement and annual report electronically, then prior to next year's annual meeting you will receive e-mail notification when the proxy statement and annual report are available for your on-line review over the Internet. Your choice for electronic distribution will remain in effect indefinitely, unless you revoke your choice by sending written notice of revocation to the address noted above. However, if the e-mail notification is returned as "undeliverable", a hard copy of the proxy materials and annual report will be mailed to your last known address.

                  SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Any proposals to be presented at the 2004 Annual Meeting of Shareholders must be received by the Company, directed to the attention of the Secretary, no later than August 12, 2003 in order to be included in the Company's proxy statement and form of proxy for that meeting. Upon receipt of any proposal, the Company will determine whether or not to include the proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies. The proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission and the Bylaws of the Company.

In order for a shareholder to nominate a candidate for director, under the Company's Bylaws timely notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, such notice must be received not less than 90 days before the meeting (but if the Company gives less than 90 days' (1) notice of the meeting or (2) prior public disclosure of the date of the meeting, then such notice must be received within 7 days after notice of the meeting is mailed or other public disclosure of the meeting is made), or prior to October 28, 2003 for the 2004 Annual Meeting. The shareholder filing the notice of nomination must describe various matters regarding the nominee, including such information as name, address, occupation and shares held.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company prior to the time described in the preceding paragraph. Such notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in the Company's Proxy Statement.

In each case, the notice must be given to the Secretary of the Company, whose address is 533 Maryville University Drive, St. Louis, Missouri 63141. A copy of the Company's Bylaws will be provided without charge upon written request to the Secretary.

                          By  order  of  the  Board  of  Directors,

                          /s/  Timothy  L.  Grosch
                          Timothy  L.  Grosch
                          Secretary

December  9,  2002

                                December 9, 2002



Dear  Savings  Investment  Plan  Participant:

Enclosed are a proxy statement, a proxy and an Annual Report for the Annual Meeting of Shareholders of Energizer Holdings, Inc. to be held on January 27, 2003. The enclosed proxy relates to shares of Energizer Common Stock of which you are the record holder and to shares of Energizer Common Stock credited to your account in the Energizer Holdings, Inc. Savings Investment Plan or the Nestle Purina PetCare Company Savings Investment Plan (the "Plans").

The Trustee of each Plan will vote all shares of Energizer Common Stock held in its respective Plan as of November 22, 2002. Shares credited to your account as of November 14, 2002 will be voted in accordance with your instructions on the enclosed proxy card. Any credited shares for which no instructions are received by the Trustee, and any shares in the Plan that were credited between November 14, 2002 and November 22, 2002, will be voted by the Trustee in the same proportion as the shares for which instructions were received from all participants in that Plan.

Please complete, sign and date the enclosed proxy. It should be returned, in the postage-paid envelope provided, to Continental Stock Transfer & Trust Company, which acts as tabulator. Alternatively, you may vote by telephone or via Internet. However you decide to vote, in order to provide the tabulator sufficient time to tabulate the votes, it has been requested that all proxies be returned, or votes be cast, as promptly as possible, but no later than January 24, 2003.

You may also have received additional proxy statements and proxies relating to other shares of Energizer Common Stock held by you. These proxies are not duplicates of the one enclosed and we ask that they also be voted as described in the instructions enclosed with them.




                         J.  PATRICK  MULCAHY
                         Chief  Executive  Officer

[LANGUAGE ON FRONT OF PROXY CARD]

                                 Proxy by Mail                  Please mark
                                                                your votes     X
                                                                like this
ENERGIZER HOLDINGS, INC.                        COMMON STOCK

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":
                           For All   Withhold   For All
                           Nominees             Except
1. Election of Directors                               Nominees:  01  H. Fisk
                            ------    ------    -----  Johnson, 02 J. Patrick
                                                       Mulcahy, 03 William P.
                                                       Stiritz, 04 Pamela M.
                                                       Nicholson, 05 W. Patrick
                                                       McGinnis

                                                       To withhold authority to
                                                       vote for any nominees
                                                       listed above, mark the
                                                       "For All Except"  box
                                                       and write the name(s) of
                                                       the nominee(s) from whom
                                                       you wish to withhold
                                                       authority to vote in the
                                                       space provided below.
                                  ______________________________________________

Please be sure to sign                       Mark box at right if you plan to
and date this Proxy Card.                    attend the  Annual Meeting on
                                             January 27, 2003.
IF YOU WISH TO VOTE ELECTRONICALLY                                 --------
PLEASE READ THE INSTRUCTIONS BELOW

                                               COMPANY  NUMBER:
                                               PROXY  NUMBER:
                                               ACCOUNT  NUMBER:

SIGNATURE                         SIGNATURE                            DATE
PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR, TRUSTEE, GUARDIAN, OR OFFICER OF A CORPORATION, PLEASE GIVE TITLE AS SUCH. FOR JOINT ACCOUNTS, ALL NAMED HOLDERS SHOULD SIGN. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN ALL CARDS AND RETURN IN THE ACCOMPANYING POSTAGE-PAID ENVELOPES.

--------------------------------------------------------------------------------
                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE


                         VOTE BY TELEPHONE OR INTERNET
                        QUICK  ***  EASY  ***  IMMEDIATE

                           ENERGIZER HOLDINGS, INC.
* You can now vote your shares electronically through the Internet or the telephone.
*      This eliminates the need to return the proxy card.
* Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
-----------------------------------
WWW.ENERGIZER.COM

Have your proxy card in hand when you access the above website. Select "ENR Shareholder Proxy Voting". You will be prompted to enter the company number, proxy number, and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL
-------------------------------

Mark, sign, and date your proxy card above, detach it, and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
--------------------------------
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number, and account number. Follow the voting instructions to vote your shares.

             PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED ELECTRONICALLY
             -----------------------------------------------------------

[LANGUAGE ON BACK OF PROXY CARD]

                           ENERGIZER HOLDINGS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 27, 2003


    P This proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder. IF NO DIRECTION IS
    R     MADE,  THIS  PROXY  WILL  BE  VOTED  "FOR" ITEM 1.   The undersigned
          hereby  appoints  J.P.  Mulcahy  and H.L. Strachan as Proxies,  with
    O the power of substitution, to represent and to vote, as designated below, all the shares of the undersigned held of record on November
    X 22, 2002, at the Annual Meeting of Shareholders to be held on January 27, 2003 and any adjournments thereof.

    Y           (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)


          This proxy covers all Energizer Holdings, Inc. Common Stock you own in any of the following ways (provided the registrations are identical):
          -  Shares held of record
          -  Energizer Holdings, Inc. Savings Investment Plan
          -  Nestle Purina PetCare Company Savings Investment Plan

------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                      2003 ANNUAL MEETING ADMISSION TICKET
                            ENERGIZER HOLDINGS, INC.
                      2003 ANNUAL MEETING OF SHAREHOLDERS
                            MONDAY, JANUARY 27, 2003
                              2:30 P.M. LOCAL TIME
                          ENERGIZER WORLD HEADQUARTERS
                         533 MARYVILLE UNIVERSITY DRIVE
                            ST. LOUIS, MISSOURI 63141

        PLEASE PRESENT THIS TICKET FOR ADMITTANCE TO THE ANNUAL MEETING.
            ADMITTANCE WILL BE BASED UPON AVAILABILITY OF SEATING.
------------------------------------------------------------------------------

     The following will only be provided to individuals choosing to vote over the Internet:

                          ANNUAL MEETING ATTENDANCE

WILL YOU ATTEND THE ANNUAL MEETING?

                      Yes                            No
                ----                          -----

WOULD YOU LIKE TO RECEIVE THE ANNUAL REPORT AND PROXY STATEMENT ELECTRONICALLY NEXT YEAR? If you select yes, you will NOT receive an annual report or proxy statement in the mail, but may view and print them from the Internet. If you select no, you will continue to receive all proxy materials in the mail. With either option you will receive your proxy card in the mail and be able to vote through the internet, by telephone, or by mail.

                      Yes                            No
                ----                          -----

If you selected YES above, please enter your email address below. By providing my email address below, I consent to future delivery of annual reports and proxy statements of Energizer Holdings, Inc. electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distributed printed materials to me for any future shareholder meetings until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's Secretary, 533 Maryville University Dr., St. Louis, MO 63141, and that costs normally associated with electronic delivery, such as usage and telephone charges, as well as any costs I may incur in printing documents, will be my responsibility.